BY-LAWS
OF
CYNERGISTEK, INC.

(a Delaware Corporation, the “Corporation”)

Adopted as of September 1, 2022

ARTICLE 1
OFFICES; REGISTERED AGENT

Section 1.1Registered Office and Agent.  The Corporation shall maintain in the State of Delaware a registered office and a registered agent whose business office is identical with such registered office.

Section 1.2Principal Business Office.  The Corporation shall have its principal business office at such location within or without the State of Delaware as the board of directors may from time to time determine.  The Corporation may have other offices within or without the State of Delaware.

ARTICLE 2
STOCKHOLDERS

Section 2.1Annual Meeting.  A meeting of stockholders shall be held in each year for the purpose of electing directors at such time and place as the Board of Directors shall determine.  Any other proper business, notice of which was given in the notice of the annual meeting or in a duly executed waiver of notice thereof, may be transacted at the annual meeting.

Section 2.2Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called by any stockholder, the Board of Directors or the President.

Section 2.3Place of Meetings.  The Board of Directors may designate any place, either within or without the State of Delaware, as the place for any annual meeting or for any special meeting called by the Board of Directors, but if no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the Corporation; provided, however, that for any meeting of the stockholders for which a waiver of notice designating a place is signed by all of the stockholders, then that shall be the place for the holding of such meeting.

Section 2.4Notice of Meetings.  Written notice stating the place, date and hour of the meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at the meeting, not less than 10 nor more than 60 days before the date of the meeting, or in the case of a meeting called for the purpose of acting upon a merger or consolidation not less than 20 nor more than 60 days before the meeting.  Such notice shall be given by or at the direction of the Secretary.  If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.  If delivered (rather than mailed) to such address, such notice shall be deemed to be given when so delivered.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or unless a new record date is fixed for the adjourned meeting.

Section 2.5Waiver of Notice.  A waiver of notice in writing signed by a stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of notice to such stockholder.  Attendance of a stockholder in person, by proxy or by remote communication at a meeting of stockholders shall constitute a waiver of notice of such meeting except when the stockholder or his or her proxy attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.6Meeting of All Stockholders.  If all of the stockholders shall meet in person or by remote communication at any time and place, either within or without the State of Delaware, and shall, in writing or by remote communication, waive notice of, and consent to the holding of, a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

Section 2.7Record Dates.

(a)In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting (or 20 days if a merger or consolidation is to be acted upon at such meeting).  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by the Certificate of Incorporation of the Corporation or by statute, shall be the first date on which a signed written consent or remote communication setting forth the action taken or proposed to be taken is delivered in the manner required by law to the Corporation at its registered office in the State of Delaware or at its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Corporation’s stockholders are recorded.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Certificate of Incorporation or by statute, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(d)Only those who shall be stockholders of record on the record date so fixed as aforesaid shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to consent to such corporate action in writing or by remote communication, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding the transfer of any stock on the books of the Corporation after the applicable record date.

Section 2.8Lists of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the municipality where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, for inspection by any stockholder who may be present.

Section 2.9Quorum and Vote Required For Action.  Except as may otherwise be provided in the Certificate of Incorporation of the Corporation, the holders of stock of the Corporation having a majority of the total votes which all of the outstanding stock of the Corporation would be entitled to cast at the meeting, when present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that where a separate vote by a class or classes of stock is required, the holders of stock of such class or classes having a majority of the total votes which all of the outstanding stock of such class or classes would be entitled to cast at the meeting, when present in person or by proxy, shall constitute a quorum entitled to take action with respect to the vote on the matter.  Unless a different number of votes is required by statute or the Certificate of Incorporation of the Corporation, (a) if a quorum is present with respect to the election of Directors, Directors shall be elected by a plurality of the votes cast by those stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of Directors, and (b) in all matters other than the election of Directors, if a quorum is present at any meeting of the stockholders, a majority of the votes entitled to be cast by those stockholders present in person or by proxy shall be the act of the stockholders except where a separate vote by class or classes of stock is required, in which case, if a quorum of such class or classes is present, a majority of the votes entitled to be cast by those stockholders of such class or classes present in person or by proxy shall be the act of the stockholders of such class or classes.  If a quorum is not present at any meeting of stockholders, then holders of stock of the Corporation who are present in person or by proxy representing a majority of the votes cast may adjourn the meeting from time to time without further notice and, where a separate vote by a class or classes of stock is required on any matter, then holders of stock of such class or classes who are present in person or by proxy representing a majority of the votes of such class or classes cast may adjourn the meeting with respect to the vote on that matter from time to time without further notice.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.  Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

Section 2.10Proxies.  Each stockholder entitled to vote at a meeting of the stockholders or to express consent to corporate action in writing or by remote communication without a meeting may authorize another person or persons to act for him by proxy, but no proxy shall be valid after three years from its date unless otherwise provided in the proxy.  Such proxy shall be in writing or remote communication and shall be filed with the Secretary of the Corporation before or at the time of the meeting or the giving of such written consent, as the case may be.

Section 2.11Voting of Shares.  Each stockholder of the Corporation shall be entitled to such vote (in person or by proxy) for each share of stock having voting power held of record by such stockholder as shall be provided in the Certificate of Incorporation of the Corporation or, absent provision therein fixing or denying voting rights, shall be entitled to one vote per share.

Section 2.12Voting By Ballot.  Any matter or any election at a meeting of the stockholders may be decided by voice vote unless the presiding officer shall order that voting be by ballot or unless otherwise provided in the Certificate of Incorporation of the Corporation or required by statute.

Section 2.13Inspectors.  At any meeting of the stockholders the presiding officer may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting.  Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.  Each report of an inspector shall be in writing and signed by him or a majority of them if there is more than one inspector acting at such meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.14Informal Action.  Any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by remote communication, setting forth the action so taken, shall be signed or communicated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in the manner required by law at its registered office within the State of Delaware or at its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders of the Corporation are recorded.  No written consent or remote communication shall be effective to take the corporate action referred to therein unless bearing the date thereof, within 60 days of the earliest dated consent delivered, as aforesaid, written consents and remote communications by a sufficient number of holders to take action are delivered to the Corporation in the manner required by law at its registered office within the State of Delaware or at its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders of the Corporation are recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing or by remote communication.

ARTICLE 3
DIRECTORS

Section 3.1Powers.  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors which may do all such lawful acts and things as are not by statute or by the Certificate of Incorporation of the Corporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 3.2Number, Election, Term of Office and Qualifications.  The first Board of Directors shall consist of five directors.  Thereafter, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these By-laws.  Directors need not be stockholders.

Section 3.3Vacancies.  Vacancies occurring in the Board of Directors and newly-created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and any Director so chosen shall hold office until the next annual election of Directors and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these By-laws.

Section 3.4Regular Meetings.  A regular meeting of the Board of Directors shall be held immediately following the close of, and at the same place as, each annual meeting of stockholders.  No notice of any such meeting, other than this by-law, shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.  In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the Directors.  The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 3.5Special Meetings.  Special meetings of the Board of Directors may be called by the President or any Director.  The person or persons calling a special meeting of the Board of Directors shall fix the time and place at which the meeting shall be held and such time and place shall be specified in the notice of such meeting.

Section 3.6Notice.  Notice of any special meeting of the Board of Directors shall be given at least two days previous thereto by written or facsimile notice to each Director at his or her business address or such other address as he or she may have advised the Secretary of the Corporation to use for such purpose.  If delivered or sent by facsimile, such notice shall be deemed to be given when delivered to such address or to the person to be notified.  If mailed, such notice shall be deemed to be given two business days after deposit in the United States mail so addressed, with postage thereon prepaid.  Such notice may also be given by telephone or other means not specified herein, and in each such case shall be deemed to be given when actually received by the director to be notified.  Notice of any meeting of the Board of Directors shall set forth the time and place of the meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors (regular or special) need be specified in the notice or waiver of notice of such meeting.

Section 3.7Waiver of Notice.  A signed written waiver of notice or a remote communication by a Director entitled to notice of a meeting of the Board of Directors or of a committee of such Board of which the Director is a member, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice to that Director.  Attendance of a Director at a meeting of the Board of Directors or of a committee of such Board of which the Director is a member shall constitute a waiver of notice of such meeting except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.8Quorum and Vote Required For Action.  At all meetings of the Board of Directors or committees of the Board, a majority of the number of Directors or committee members shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or committee except as may be otherwise specifically provided by statute, the Certificate of Incorporation of the Corporation or these By-laws.  If a quorum shall not be present at any meeting of the Board of Directors or committee, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9Attendance By Conference Telephone.  Members of the Board of Directors or any committee designated by the Board may participate in a meeting of such board or committee by means of videoconference, conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such a meeting.

Section 3.10Presumption of Assent.  A Director of the Corporation who is present at a duly convened meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.11Informal Action.  Unless otherwise restricted by statute, the Certificate of Incorporation of the Corporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing, writings, electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or of such committee.

Section 3.12Compensation.  The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors of which they are members.  The Board of Directors, irrespective of any personal interest of any of its members, shall have authority to fix compensation of all Directors for services to the Corporation as Directors, Officers or otherwise.

Section 3.13Removal.  Any Director or the entire Board of Directors may be removed by the stockholders, with or without cause, by a majority of the votes entitled to be cast at an election of Directors.

ARTICLE 4
COMMITTEES

By resolution passed by a majority of the whole Board of Directors, the Board of Directors may designate one or more committees, each such committee to consist of two or more Directors of the Corporation.  The board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee.  Any such committee, to the extent provided in the resolution or in these By-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  In the absence or disqualification of any member of such committee or committees, the member or members thereof present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

ARTICLE 5
OFFICERS

Section 5.1Designation; Number; Election.  The Board of Directors, at its initial meeting and thereafter at its first regular meeting after each annual meeting of stockholders, shall choose the Officers of the Corporation.  Such Officers shall include a President, a Treasurer and a Secretary, and may include a Chairman, such Vice Presidents, and such other Officers as the Board of Directors may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.  All Officers of the Corporation shall be subject to the direction and control of the Board of Directors, such other Officer or Officers as may be provided herein and such other Officer or Officers as otherwise may be designated as having such authority by the Board of Directors.  Any two or more offices may be held by the same person, and any office or title may be shared by more than one person (e.g., Co-Presidents).  Except as provided in Article 6, election or appointment as an Officer shall not of itself create contract rights.

Section 5.2Salaries.  The salaries of all Officers and agents of the Corporation chosen by the Board of Directors shall be fixed by the Board of Directors, and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Section 5.3Term of Office; Removal; Vacancies.  Each Officer of the Corporation chosen by the Board of Directors shall hold office until the next annual appointment of Officers by the Board of Directors and until his or her successor is appointed and qualified, or until his or her earlier death, resignation or removal in the manner hereinafter provided.  Any Officer or agent chosen by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any vacancy occurring in any office of the Corporation at any time or any new offices may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.4Chairman of the Board.  The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman shall be present.  The Chairman shall have and may exercise such powers as are, from time to time, assigned to the Chairman by the Board of Directors and as may be provided by law.  In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders at which the President shall be present.  In the event that any matter submitted to the Board of Directors results in a tie vote, the Chairman of the Board of Directors may cast the deciding vote on such matter and break such otherwise tied vote.

Section 5.5President.  The President shall be the chief executive officer of the Corporation and, subject to the direction and control of the Board of Directors, shall be in charge of the business of the Corporation and have general and active management of the day to day business of the Corporation.  In general, the President shall discharge all duties incident to the principal executive office of the Corporation and such other duties as may be prescribed by the Board of Directors from time to time.  The President may execute for the Corporation certificates for shares of stock of the Corporation (the issue of which shall have been authorized by the

Board of Directors), and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized, and may (without previous authorization by the Board of Directors) execute such other contracts and instruments as the conduct of the Corporation’s business in its ordinary course requires, and may accomplish such execution in each case either under or without the seal of the Corporation and either individually or with the Secretary, or any other Officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.  Without limiting the generality of the foregoing, the President shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors.  The President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 5.6Vice Presidents.  The Vice President (and, in the event there is more than one Vice President, each of the Vice Presidents) shall render such assistance to the President in the discharge of his or her duties as the President may direct and shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.  In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there may be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or by the President if the Board of Directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as Vice President) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 5.7Treasurer.  The Treasurer shall be the principal accounting and financial officer of the Corporation and as such shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors or the President.  Without limiting the generality of the foregoing, the Treasurer shall have charge of and be responsible for the maintenance of adequate books of account for the Corporation and shall have charge and custody of all funds and securities of the Corporation and be responsible therefor and for the receipt and disbursement thereof.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

Section 5.8Secretary.  The Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors or the President.  Without limiting the generality of the foregoing, the Secretary shall (a) record the minutes of the meetings of the stockholders and the Board of Directors in one or more books provided for that purpose and shall include in such books the actions by written consent of the stockholders and the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by statute; (c) be the custodian of the corporate records and the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President, or a Vice President, or any other Officer thereunto authorized by the Board of Directors, certificates for shares of stock of the Corporation (the issue of which shall have been authorized by the Board of Directors), and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized, and may (without previous authorization by the Board of Directors) sign with such other Officers as aforesaid such contracts and other instruments as the conduct of the Corporation’s business in its ordinary course requires, in each case according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors; and (f) have general charge of the stock transfer books of the Corporation.

ARTICLE 6
INDEMNIFICATION

Section 6.1Indemnification of Directors and Officers.  The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware or any other applicable laws, as may from time to time be in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Section 6.2Advancement of Expenses.  Expenses incurred by an Officer or Director of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or Officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified as authorized by the General Corporation Law of Delaware, as amended.

Section 6.3Contract with the Corporation.  The provisions of this Article 6 shall be deemed to be a contract between the Corporation and each person who serves as such Officer or Director in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of Delaware, as amended, or other applicable laws, if any, are in effect, and any repeal or modification of any such law or of this Article 6 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 6.4Indemnification of Employees and Agents.  Persons who are not covered by the foregoing provisions of this Article 6 and who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

Section 6.5Other Rights of Indemnification.  The indemnification and the advancement of expenses provided or permitted by this Article 6 shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE 7
LIMITATION ON DIRECTOR’S LIABILITY

The personal liability for monetary damages to the Corporation or its stockholders of a person who serves as a Director of the Corporation shall be limited if and to the extent provided at the time in the Certificate of Incorporation of the Corporation, as then amended.

ARTICLE 8
CERTIFICATES OF STOCK AND THEIR TRANSFER

Section 8.1Form and Execution of Certificates.  Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the President or a Vice President and by the Secretary of the Corporation, certifying the number of shares owned.  Such certificates shall be in such form as may be determined by the Board of Directors.  During the period while more than one class of stock of the Corporation is authorized there will be set forth on the face or back of the certificates which the Corporation shall issue to represent each class or series of stock a statement that the corporation will furnish, without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In case any Officer, transfer agent or registrar of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such Officer, transfer agent or registrar of the Corporation before such certificate is issued by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if the Officer, transfer agent or registrar who signed, or whose facsimile signature was placed upon, such certificate had not ceased to be such Officer, transfer agent or registrar of the Corporation.

Section 8.2Replacement Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate evidencing shares of stock of the Corporation theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and may require such owner to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.  The Board of Directors may delegate its authority to direct the issuance of replacement stock certificates to the transfer agent or agents of the Corporation upon such conditions precedent as may be prescribed by the Board of Directors.

Section 8.3Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment, or other authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, provided the Corporation or a transfer agent of the Corporation shall not have received a notification of adverse interest and that the conditions of Section 8-401 of Title 6 of the Delaware Code have been met.

Section 8.4Registered Stockholders.  The Corporation shall be entitled to treat the holder of record (according to the books of the Corporation) of any share or shares of its stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other party whether or not the Corporation shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

ARTICLE 9
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 9.1Contracts.  The Board of Directors may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; provided, however, that this Section 9.1 shall not be a limitation on the powers of office granted under Article 5 of these By-laws.

Section 9.2Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 9.3Checks, Drafts and Other Instruments.  All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers or such agent or agents of the Corporation and in such manner as from time to time may be determined by the resolution of the Board of Directors or by an Officer or Officers of the Corporation designated by the Board of Directors to make such determination.

Section 9.4Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors, or an Officer or Officers designated by the Board of Directors, may select.

ARTICLE 10
MISCELLANEOUS PROVISIONS

Section 10.1Dividends.  Subject to any provisions of any applicable statute or of the Certificate of Incorporation, dividends may be declared upon the capital stock of the Corporation by the Board of Directors at any regular or special meeting thereof; and such dividends may be paid in cash, property or shares of stock of the Corporation.

Section 10.2Reserves.  Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its discretion, determines to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall determine to be conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 10.3Voting Stock of Other Corporations.  In the absence of specific action by the Board of Directors, the President shall have authority to represent the Corporation and to vote, on behalf of the Corporation, the securities of other corporations, both domestic and foreign, held by the Corporation.

Section 10.4Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of the next following December, unless otherwise determined by the Board of Directors.

Section 10.5Seal.  The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise applied.

Section 10.6Severability.  If any provision of these By-laws, or its application thereof to any person or circumstances, is held invalid, the remainder of these By-laws and the application of such provision to other persons or circumstances shall not be affected thereby.

Section 10.7   Amendment.  These By-laws may be amended or repealed, or new by-laws may be adopted, by the unanimous vote of the Board of Directors of the Corporation.  These By-laws may also be amended or repealed, or new by-laws may be adopted, by the unanimous vote of the stockholders of the Corporation.

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